NXP Semiconductors Reports First Quarter 2022 Results
EINDHOVEN, The Netherlands, May 2, 2022 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the first quarter, ended April 3, 2022.

“NXP delivered record quarterly revenue of $3.14 billion, an increase of 22 percent year-on-year and above the mid-point of our guidance range. The strong growth we have anticipated for 2022 is materializing. We continue to see robust customer demand, especially our company-specific accelerated growth drivers. Overall, demand continues to outstrip increased supply, and inventory across all end markets remains very lean,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the First Quarter 2022:
•Revenue was $3.14 billion, up 22.2 percent year-on-year;
•GAAP gross margin was 56.7 percent, and GAAP operating margin was 27.8 percent;
•Non-GAAP gross margin was 57.6 percent, and non-GAAP operating margin was 35.7 percent;
•Cash flow from operations was $856 million, with net capex investments of $279 million, resulting in non-GAAP free cash flow of $577 million;
•On January 31, 2022, the NXP Board of Directors approved the payment of an interim dividend for the first quarter 2022 of $0.845 per ordinary share, reflecting an increase of 50 percent from the prior quarterly dividend. The interim dividend was paid in cash on April 6, 2022 to shareholders of record as of March 15, 2022;
•During the first quarter of 2022, NXP repurchased 2.65 million shares for a total cost of $552 million and paid cash dividends of $149 million, returning $701 million to shareholders, representing 121 percent of non-GAAP free cash flow;
•On April 1, 2022 NXP published its annual Corporate Sustainability Report (CSR), reinforcing its commitment to transparency and sustainable business practices. Highlights include commitments to achieve carbon neutrality by 2035 and support for the Science Based Targets initiative. Additionally the company is committed to achieve several specific goals by 2027: reduce carbon emissions by 35 percent over a 2021 baseline; increase renewable energy use by 50 percent; recycle 60 percent of water; and achieve a 90 percent waste recycling rate;
•On April 14, 2022 NXP announced that Jennifer Wuamett has been named NXP’s inaugural Chief Sustainability Officer. Ms. Wuamett will continue in her position as executive vice president, general counsel and corporate secretary of NXP in addition to serving in this newly created role;
•On Jan 4, 2022, NXP announced two updates to its industry leading automotive radar portfolio, now designed-in at 20 top global OEMs. The industry’s first dedicated 16nm imaging radar processor, the NXP S32R45, has been released into mass production, with initial customer ramp-up starting in the first half 2022. Additionally, the new NXP S32R41 has been introduced to extend 4D imaging radar’s benefits to a much larger number of vehicles. Together these processors serve the L2+ through L5 autonomy sectors, enabling 4D imaging radar for 360-degree surround sensing; and
•On Jan 4, 2022 NXP announced the IW612, the industry’s first secure tri-radio device to support the Wi-Fi 6, Bluetooth 5.2 and 802.15.4 protocols. Part of NXP’s new family of tri-radio products, the new device enables seamless, secure connectivity for smart home, automotive and industrial use cases, and supports the new groundbreaking Matter connectivity protocol.

Summary of Reported First Quarter 2022 ($ millions, unaudited) (1)

	Q1 2022	Q4 2021	Q1 2021	Q - Q	Y - Y
Total Revenue	$3,136	$3,039	$2,567	3%	22%
GAAP Gross Profit	$1,777	$1,707	$1,355	4%	31%
Gross Profit Adjustments (i)	$(30)	$(33)	$(37)
Non-GAAP Gross Profit	$1,807	$1,740	$1,392	4%	30%
GAAP Gross Margin	56.7%	56.2%	52.8%
Non-GAAP Gross Margin	57.6%	57.3%	54.2%
GAAP Operating Income / (Loss)	$873	$807	$492	8%	77%
Operating Income Adjustments (i)	$(246)	$(253)	$(300)
Non-GAAP Operating Income	$1,119	$1,060	$792	6%	41%
GAAP Operating Margin	27.8%	26.6%	19.2%
Non-GAAP Operating Margin	35.7%	34.9%	30.9%

Additional information
	Q1 2022	Q4 2021	Q1 2021	Q - Q	Y - Y
Automotive	$1,557	$1,547	$1,229	1%	27%
Industrial & IoT	$682	$661	$571	3%	19%
Mobile	$401	$374	$346	7%	16%
Comm. Infra. & Other	$496	$457	$421	9%	18%
DIO	89	83	81
DPO	93	87	79
DSO	27	28	30
Cash Conversion Cycle	23	24	32
Channel Inventory (months)	1.5	1.5	1.6
Financial Leverage (ii)	1.7x	1.8x	1.9x
1.Additional Information for the First Quarter 2022:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.Financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
•Net cash paid for income taxes related to on-going operations was $122 million; and
•Weighted average number of diluted shares for the three-month period ended April 3, 2022 was 265.1 million.

Guidance for the Second Quarter 2022: ($ millions) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,175	$3,275	$3,375		$3,175	$3,275	$3,375
Q-Q	1%	4%	8%		1%	4%	8%
Y-Y	22%	26%	30%		22%	26%	30%
Gross Profit	$1,776	$1,850	$1,924	$(38)	$1,814	$1,888	$1,962
Gross Margin	55.9%	56.5%	57.0%		57.1%	57.6%	58.1%
Operating Income (loss)	$847	$911	$975	$(257)	$1,104	$1,168	$1,232
Operating Margin	26.7%	27.8%	28.9%		34.8%	35.7%	36.5%
Financial Income (expense)	$(105)	$(105)	$(105)	$(2)	$(103)	$(103)	$(103)
Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(15) million; Stock Based Compensation, $(11) million; Other Incidentals, $(12) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(150) million; Stock Based Compensation, $(89) million; Restructuring and Other Incidentals, $(18) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(2) million;
4.Net cash paid for income taxes related to on-going operations is expected to be approximately $(154) million;
5.Non-controlling interest is expected to be approximately $(13) million;
6.Weighted average diluted share count is expected to be approximately 265 million.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) adjusted net income, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xi) free cash flow and free cash flow as a percent of Revenue. The non-GAAP information excludes the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, non-cash interest expense on convertible notes, extinguishment of debt, and foreign exchange gains and losses.

Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, May 3, 2022 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the first quarter 2022 results in detail. Interested parties may join the scheduled conference call by dialing the following numbers:

Within the U.S.:    1 - 888 - 603 - 7644
Outside the U.S.:     1 - 484 - 747 - 6631
Participant Passcode: 6268643

The call will be webcast and can be accessed from the NXP Investor Relations website https://investors.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) enables a smarter, safer and more sustainable world through innovation. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 31,000 employees in more than 30 countries and posted revenue of $11.06 billion in 2021. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, the expected material weakness in our internal control over financial reporting, including the timeline to remediate the expected material weakness, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. There can be no assurances that a pandemic, epidemic or outbreak of a contagious diseases, such as COVID-19, will not have a material and adverse impact on our business, operating results and financial condition in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	April 3, 2022	December 31, 2021	April 4, 2021

Revenue	$3,136	$3,039	$2,567
Cost of revenue	(1,359)	(1,332)	(1,212)
Gross profit	1,777	1,707	1,355
Research and development	(518)	(507)	(461)
Selling, general and administrative	(251)	(257)	(222)
Amortization of acquisition-related intangible assets	(135)	(136)	(180)
Total operating expenses	(904)	(900)	(863)
Other income (expense)	—	—	—
Operating income (loss)	873	807	492
Financial income (expense):
Extinguishment of debt	—	(22)	—
Other financial income (expense)	(105)	(101)	(87)
Income (loss) before income taxes	768	684	405
Benefit (provision) for income taxes	(114)	(72)	(40)
Results relating to equity-accounted investees	12	(2)	(1)
Net income (loss)	666	610	364
Less: Net income (loss) attributable to non-controlling interests	9	8	11
Net income (loss) attributable to stockholders	657	602	353

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$2.50	$2.27	$1.27
Diluted	$2.48	$2.24	$1.25

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	263,089	265,642	277,526
Diluted	265,109	268,545	283,263

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	April 3, 2022	December 31, 2021	April 4, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,683	$2,830	$1,842
Accounts receivable, net	925	923	833
Inventories, net	1,311	1,189	1,056
Other current assets	356	286	293
Total current assets	5,275	5,228	4,024

Non-current assets:
Other non-current assets	1,701	1,346	1,039
Property, plant and equipment, net	2,814	2,635	2,304
Identified intangible assets, net	1,577	1,694	2,057
Goodwill	9,954	9,961	9,968
Total non-current assets	16,046	15,636	15,368

Total assets	21,321	20,864	19,392

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	1,369	1,252	1,033
Restructuring liabilities-current	16	25	42
Other current liabilities	1,460	1,175	1,190
Total current liabilities	2,845	2,452	2,265

Non-current liabilities:
Long-term debt	10,573	10,572	7,611
Restructuring liabilities	14	12	14
Deferred tax liabilities	53	57	85
Other non-current liabilities	1,076	1,001	896
Total non-current liabilities	11,716	11,642	8,606

Non-controlling interests	251	242	218
Stockholders’ equity	6,509	6,528	8,303
Total equity	6,760	6,770	8,521

Total liabilities and equity	21,321	20,864	19,392

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	April 3, 2022	December 31, 2021	April 4, 2021
Cash flows from operating activities:
Net income (loss)	$666	$610	$364
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	310	310	341
Stock-based compensation	89	88	91
Amortization of discount (premium) on debt, net	1	—	—
Amortization of debt issuance costs	2	2	2
Net (gain) loss on sale of assets	(1)	(1)	—
(Gain) loss on extinguishment of debt	—	22	—
Results relating to equity-accounted investees	(12)	2	1
(Gain) loss on equity securities, net	(4)	4	(3)
Deferred tax expense (benefit)	(33)	(26)	12
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	(61)	38	(95)
(Increase) decrease in inventories	(122)	(16)	(26)
Increase (decrease) in accounts payable and other liabilities	266	6	51
(Increase) decrease in other non-current assets	(247)	(244)	(8)
Exchange differences	—	(2)	(1)
Other items	2	(8)	3
Net cash provided by (used for) operating activities	856	785	732

Cash flows from investing activities:
Purchase of identified intangible assets	(43)	(33)	(37)
Capital expenditures on property, plant and equipment	(280)	(266)	(150)
Purchase of equipment leased to others	(5)	(19)	—
Insurance recoveries received for equipment damage	—	3	—
Proceeds from the disposals of property, plant and equipment	1	—	—
Purchase of interests in businesses, net of cash acquired	(4)	(6)	—
Purchase of investments	—	(2)	(2)
Proceeds from the sale of investments	—	—	8
Proceeds from return of equity investments	2	7	—
Net cash provided by (used for) investing activities	(329)	(316)	(181)

Cash flows from financing activities:
Repurchase of long-term debt	—	(1,021)	—
Proceeds from the issuance of long-term debt	—	2,000	—
Cash paid for debt issuance costs	(1)	(25)	—
Dividends paid to common stockholders	(149)	(150)	(105)
Proceeds from issuance of common stock through stock plans	28	2	31
Purchase of treasury shares and restricted stock unit withholdings	(552)	(750)	(905)
Other, net	—	(1)	—
Net cash provided by (used for) financing activities	(674)	55	(979)

Effect of changes in exchange rates on cash positions	—	3	(5)
Increase (decrease) in cash and cash equivalents	(147)	527	(433)
Cash and cash equivalents at beginning of period	2,830	2,303	2,275
Cash and cash equivalents at end of period	2,683	2,830	1,842

Net cash paid during the period for:
Interest	45	140	56
Income taxes, net of refunds	122	103	40
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	1	1	—
Book value of these assets	—	—	—
Non-cash investing activities:
Non-cash capital expenditures	246	243	121

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	April 3, 2022	December 31, 2021	April 4, 2021
Revenue	$3,136	$3,039	$2,567
GAAP Gross Profit	$1,777	$1,707	$1,355
PPA Effects	(14)	(18)	(18)
Stock Based Compensation	(11)	(11)	(12)
Other incidentals	(5)	(4)	(7)
Non-GAAP Gross Profit	$1,807	$1,740	$1,392
GAAP Gross margin	56.7%	56.2%	52.8%
Non-GAAP Gross margin	57.6%	57.3%	54.2%
GAAP Research and development	$(518)	$(507)	$(461)
Restructuring	1	—	—
Stock based compensation	(44)	(44)	(40)
Other incidentals	(1)	—	(1)
Non-GAAP Research and development	$(474)	$(463)	$(420)
GAAP Selling, general and administrative	$(251)	$(257)	$(222)
PPA effects	(1)	(1)	—
Stock based compensation	(34)	(33)	(39)
Other incidentals	(2)	(5)	(3)
Non-GAAP Selling, general and administrative	$(214)	$(218)	$(180)
GAAP amortization of acquisition-related intangible assets	$(135)	$(136)	$(180)
PPA effects	(135)	(136)	(180)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$—	$—	$—
Other incidentals	—	(1)	—
Non-GAAP Other income (expense)	$—	$1	$—
GAAP Operating income (loss)	$873	$807	$492
PPA effects	(150)	(155)	(198)
Restructuring	1	—	—
Stock based compensation	(89)	(88)	(91)
Other incidentals	(8)	(10)	(11)
Non-GAAP Operating income (loss)	$1,119	$1,060	$792
GAAP Operating margin	27.8%	26.6%	19.2%
Non-GAAP Operating margin	35.7%	34.9%	30.9%
GAAP Financial income (expense)	$(105)	$(123)	$(87)
Foreign exchange gain (loss)	(1)	(1)	—
Gain (loss) on extinguishment of long-term debt	—	(22)	—
Other financial income (expense)	(1)	(7)	—
Non-GAAP Financial income (expense)	$(103)	$(93)	$(87)

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	April 3, 2022	December 31, 2021	April 4, 2021
Net income (loss)	$666	$610	$364
Reconciling items to adjusted net income
Financial (income) expense	105	123	87
(Benefit) provision for income taxes	114	72	40
Depreciation	142	145	132
Amortization	168	165	209
Adjusted net income	$1,195	$1,115	$832
Reconciling items to adjusted EBITDA
Results of equity-accounted investees	(12)	2	1
Restructuring	(1)	—	—
Stock based costs	89	88	91
Other incidental items	8	10	11
Adjusted EBITDA	$1,279	$1,215	$935
Trailing twelve month adjusted EBITDA	$4,576	$4,232	$3,087

($ in millions)	Three months ended
	April 3, 2022	December 31, 2021	April 4, 2021
Net cash provided by (used for) operating activities	$856	$785	$732
Net capital expenditures on property, plant and equipment	(279)	(266)	(150)
Non-GAAP free cash flow	$577	$519	$582
Trailing twelve month non-GAAP free cash flow	$2,306	$2,311	$2,307
Trailing twelve month non-GAAP free cash flow as percent of Revenue	20%	21%	25%